Exhibit 8.2

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Strategic alliance with MWE China Law Offices (Shanghai)

January 16, 2009

Tyco International Ltd.

Second Floor

90 Pitts Bay Road

Pembroke, HM 08, Bermuda

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Tyco International Ltd. (“Tyco International”), a company organized under the laws of Bermuda, in connection with Tyco International’s proposed increase in the par value of its shares (the “Increase in Par Value”) and change of domicile to Switzerland (the “Change of Domicile”) described in Tyco International’s registration statement on Form S-4 (No. 333-156042) filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2008 (as amended through the date hereof, the “Registration Statement”), under the Securities Act of 1933 (the “Securities Act”).

In rendering this opinion, we have relied on the Registration Statement and representations and statements made to us by representatives of Tyco International, and we have reviewed such documents and corporate records as we have deemed necessary or appropriate.

In addition, we have assumed with Tyco International’s consent that (i) the Increase in Par Value and the Change of Domicile will be consummated as described in the Registration Statement and representations; (ii) the representations and statements made to us by representatives of Tyco International and the statements set forth in the Registration Statement and any other document referred to herein are, and at all relevant times will be, true, accurate, and complete in all material respects; (iii) any representation or statement made to us by any representative of Tyco International or in the Registration Statement or any other document referred to herein made “to the knowledge of” or similarly qualified is, and at all relevant times will be, true, accurate, and complete without such qualification; (iv) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents; and (v) no actions have been, or will be, taken that are inconsistent with any representation or statement made to us by any representative of Tyco International or contained in the Registration Statement or any other document referred to herein.

Other than obtaining representations from representatives of Tyco International, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion.  Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification.  In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any fact, representation, or other information on which we have relied in rendering our opinion is incorrect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that (i) for U.S. federal income tax purposes, the Increase in Par Value and the Change of Domicile each will qualify as a reorganization described in section 368(a)(1) of the Internal Revenue Code of 1986, as amended; and (ii) the discussion set forth in the Registration Statement under the heading “Material Tax Considerations – U.S. Federal Income Tax Considerations” is accurate, complete, and fair in all material respects with respect to the matters described therein.

This opinion expresses our views only as to certain U.S. federal income tax consequences of the Increase in Par Value and the Change of Domicile, and no opinion is expressed as to any tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes.  Our opinion is based on U.S. federal income tax laws in effect as of the date hereof.  It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts.  Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court.  Furthermore, the authorities on which we rely are subject to change, either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein.  Nevertheless, by rendering this opinion, we undertake no responsibility to advise Tyco International of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

We hereby consent to the filing of this opinion as an exhibit to, and to the reference to our firm under the heading “Legal and Tax Matters” in, the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will & Emery LLP
McDermott Will & Emery LLP